UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2024

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of reAlpha Tech Corp. (the “Company”) filed with the Securities and Exchange Commission on November 21, 2024 (the “Original Filing”) to disclose certain information with respect to the Company’s commitment to purchase an aggregate of $600,000 of convertible promissory notes to be issued by Unreal Estate Inc., which was inadvertently omitted under Item 1.01 of Form 8-K in the Original Filing. Except as expressly stated herein and below, including under the heading “Unreal Estate Inc. Convertible Promissory Notes,” this Amendment No. 1 does not amend or update any other information contained in the Original Filing, which remains unchanged. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of USRealty Brokerage Solutions, LLC and Investment in Unreal Estate Inc.

On November 19, 2024, reAlpha Tech Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), with Unreal Estate LLC, a Delaware limited liability company (the “Seller”), USRealty Brokerage Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller (“US Realty”), and Unreal Estate Inc., a Delaware corporation (the “Parent”), pursuant to which, on November 20, 2024 (the “Closing Date”), the Company acquired from the Seller 100% of the membership interests of US Realty that were outstanding immediately prior to the execution of the Purchase Agreement (the “Acquisition”). Prior to the Acquisition, US Realty had no operations except for a Multiple Listing Service registration.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, in exchange for all of the membership interests of US Realty outstanding immediately prior to the execution of the Purchase Agreement, the Company agreed to pay the Seller an aggregate purchase price of $250,000 in the form of in-kind services to be provided by the Company, including software usage by the Seller or the Parent, beginning on the Closing Date and continuing for a period of one year thereafter (the “In-Kind Services”). The terms of the In-Kind Services will be further described in a services agreement to be entered into among the Company, the Seller and the Parent within 30 days of the Closing Date.

The Purchase Agreement provides that, following the Closing Date, the Seller will indemnify the Company and its affiliates for any liability, damages, losses, costs and/or expenses arising out of breaches by the Seller of its covenants and representations, and for certain other matters as specified in the Purchase Agreement, subject to certain limitations and exclusions as identified therein. The Company is also required, following the Closing Date, to indemnify the Seller, the Parent and their respective affiliates for any liability, damages, losses, costs and/or expenses arising out of any breaches by the Company of its covenants and representations set forth in the Purchase Agreement, as well as fees incident to the Company’s indemnification obligations. The Company also has the right to set-off any amounts it owes to the Seller in connection with the Purchase Agreement, against the obligations and liabilities of the Seller to the Company under the Purchase Agreement. The Purchase Agreement also contains representations and warranties, other covenants and conditions, in each case, customary for transactions of this type.

On November 19, 2024, US Realty entered into a separate independent contractor agreement (the “Broker Services Agreement”), with one of the Seller’s real estate brokers (the “Broker”), pursuant to which the Broker agreed to provide certain services to US Realty. Specifically, under the terms of the Broker Services Agreement, the Broker’s services will include: (i) acting on behalf of US Realty as its designated broker or broker of record with respect to the real estate commission requirements of the 33 U.S. states in which the Broker is licensed, and (ii) providing certain managerial and administrative services to US Realty with respect to its real estate licensing and compliance requirements in those U.S. states. US Realty will pay the Broker at a rate of $150 per hour in exchange for such services.

The foregoing description of the Purchase Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed hereto as Exhibit 2.1, and incorporated herein by reference.

Unreal Estate Inc. Convertible Promissory Notes

The Company entered into a letter agreement, dated as of November 19, 2024 (the “Letter Agreement”), with the Parent and Seller, pursuant to which the Company agreed to purchase an aggregate amount of $600,000 of convertible promissory notes (each, a “Note,” and collectively the “Notes”) from the Parent in a series of six installments in the amounts set forth in the Letter Agreement (each such installment, an “Installment Payment”), beginning on the date of the Closing Date and continuing on the first of the month every month thereafter until the $600,000 amount is fully paid. Additionally, pursuant to the Letter Agreement and as a further inducement to the Company to purchase the Notes, the Parent and Seller waived the non-compete of the Broker in order to allow such Broker to provide the services described herein to US Realty for as long as the Broker Services Agreement remains in effect.

On the same date, in connection with the Letter Agreement, the Parent issued and sold to the Company a Note in the original principal amount of $60,000, which Note constituted full payment and satisfaction by the Company of the first Installment Payment due on the Closing Date. The Notes are convertible into shares of preferred stock or common stock of the Parent, as applicable, as follows: (i) if the Parent effects a transaction or series of transactions of its preferred stock for capital raising purposes, then the amount of the outstanding principal balance of the Notes (plus all unpaid accrued interest thereon) as of the conversion date (the “Convertible Amount”) will automatically convert into shares of the Parent’s preferred stock; (ii) if the Parent effects (a) a transaction or series of transactions in which it sells more than 50% of its outstanding voting securities, (b) a reorganization, merger or consolidation or (c) a direct listing or initial public offering of its securities, then, in each case, the Company will be eligible to receive the Convertible Amount or shares of the Parent’s common stock upon conversion of the Notes and the Convertible Amount thereof, whichever is greater; and (iii) at any time after the Notes reaches its maturity date, and at the election of the Company, the Notes and Convertible Amount thereof may be converted into shares of the Parent’s common stock. The Notes issued to the Company is one of a series of convertible promissory notes issued by the Parent (collectively, the “Offering Notes”). Interest under the Notes will accrue at a rate of 9% per annum. The entire outstanding principal balance of the Notes (plus all unpaid accrued interest thereon) will be due and payable in 4 years following the date of its issuance, unless earlier converted based on the terms of the Notes, or extended by the holders of a majority-in-interest of the aggregate principal amount of the Offering Notes.

Pursuant to the terms of the Letter Agreement, if the Company fails to purchase a Note within 10 business days of each of the Installment Payment dates (each, an “Event of Default”), then the full remaining aggregate Installment Payment that has not yet been paid by the Company shall immediately become due and payable without any action by the Parent, and the Parent may provide notice to the Company to declare that such remaining aggregate Installment Payment be immediately due and payable. Upon the occurrence of an Event of Default, the Company shall pay on demand all expenses of the Parent in connection with its exercise, preservation or enforcement of any of its rights, remedies or options provided under the Letter Agreement.

Subsequent to the Original Filing, and since the first Installment Payment was made by the Company, the Company has not made any further Installment Payments pursuant to the Letter Agreement and the Company and the Parent have since engaged in preliminary discussions regarding a potential restructuring, or termination, of the Letter Agreement and obligations thereunder. As of the date of this Amendment No. 1, the discussions with the Parent are continuing and no agreement has been reached at this time. There can be no assurance that any agreement will be entered into, and the Company cannot guarantee a successful outcome from the current discussions with the Parent.

Moreover, the Letter Agreement also provided that the Parent and the Company, following the Closing Date, would use their good faith efforts to negotiate a mutually acceptable agreement whereby the Parent would designate the Company as the exclusive mortgage provider for any properties listed with or through the Parent and its affiliates. As of the date of this Amendment No. 1, no such agreement has been entered into.

The foregoing descriptions of the Letter Agreement and the Notes in this Amendment No. 1 do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the Letter Agreement and the Notes, copies of which are filed hereto as Exhibits 10.1 and 99.1, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On November 21, 2024, the Company issued a press release announcing the transactions described in Item 1.01. A copy of the press release is furnished hereto as Exhibit 99.2 and is incorporated herein by reference.

The information set forth and incorporated by reference into this Item 8.01 of this Amendment No. 1, including Exhibit 99.2, is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1+	Membership Interest Purchase Agreement, dated November 19, 2024, among reAlpha Tech Corp., USRealty Brokerage Solutions, LLC, Unreal Estate LLC and Unreal Estate Inc. (previously filed as Exhibit 2.1 of Form 8-K filed with the SEC on November 21, 2024).
10.1*	Letter Agreement, dated November 19, 2024, among reAlpha Tech Corp., Unreal Estate Inc. and Unreal Estate LLC.
99.1	Convertible Promissory Note, dated November 19, 2024 (previously filed as Exhibit 99.1 of Form 8-K filed with the SEC on November 21, 2024).
99.2	Press Release, dated November 21, 2024 (previously furnished as Exhibit 99.2 of Form 8-K filed with the SEC on November 21, 2024).
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer